EXHIBIT - 3 i

                              Filed with the Department of State on Oct 20, 1997

                                                      Brette Kunda
                                                ____________________________
                                                Secretary of the Commonwealth


                    ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF

                         BEATING THE DOW FUND, INC.

           A Business-stock Corporation (15 Pa.C.S. Paragragh 1306)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A(Rev 91)


In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, de-siring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  Beating the Dow Fund, Inc.

2. The address of this corporation initial registered ofice in this Commonwealth is:
         1375 Anthony Wayne Dr.     Wayne Pa. 19087        Chester County

3. The corporation is incorporated under the provisions of the Business Corp-oration Law of 1988.

4. The aggregate number of shares authorized is: 100,000,000.

5. The name and address of the incorporator is:

       Bernard B. Klawans    1375 Anthony Wayne Dr     Wayne Pa. 19087

6. The specified effective date is: January 1, 1998.

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorpora-tion this 20th day of October, 1997.


                                                   Bernard B. Klawans


                                                    _________________
                                                         Signature